State of Delaware
Secretary of State
Division of Corporations
Delivered 03:27 PM 07/01/2022
FILED 03:27 PM 07/01/2022
SR 20222892135 - File Number 6892901

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Mivium, Inc.
______________________________.

2. The Registered Office of the corporation in the State of Delaware is located at Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this corporation may be served is The Corporation Trust Company
______________________________.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 210,000,000 shares (number of authorized shares) with a par value of $ .0001 per share.

5. The name and mailing address of the incorporator are as follows:

Name Chris Hage
Mailing Address 1800 Tyler Ave.
South El Monte, CA Zip Code 91733

By: ______________________________
Incorporator

Name: Chris Hage
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